                                                                     EXHIBIT 11

                   PDS FINANCIAL CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS


                                                Three months ended September 30,        Nine months ended September 30,
                                                --------------------------------        -------------------------------
                                                     1997                1996                1997                1996
                                                     ----                ----                ----                ----

Net income, primary                              $  280,019          $  124,349          $  592,610          $  223,274
                                                 ----------          ----------          ----------          ----------
                                                 ----------          ----------          ----------          ----------

Net income, fully diluted                        $  280,019          $  124,349          $  592,610          $  223,274
                                                 ----------          ----------          ----------          ----------
                                                 ----------          ----------          ----------          ----------


PER SHARE DATA

Net income per common and
     common equivalent shares, primary              $   .08             $   .04             $   .18             $   .07
                                                    -------             -------             -------             -------
                                                    -------             -------             -------             -------

Net income per common and
     common equivalent shares, fully diluted        $   .08             $   .04             $   .18             $   .07
                                                    -------             -------             -------             -------
                                                    -------             -------             -------             -------


WEIGHTED AVERAGE NUMBER OF COMMON
AND COMMON EQUIVALENT SHARES

Primary:

     Weighted average number of common
           shares outstanding                     3,134,441           3,119,816           3,124,691           3,119,816
     Common equivalent shares:
       Dilutive stock options and warrants
         using the treasury stock method            164,748               5,360              86,723               7,825
                                                 ----------          ----------          ----------          ----------
                                                  3,299,189           3,125,176           3,211,414           3,127,641
                                                 ----------          ----------          ----------          ----------
                                                 ----------          ----------          ----------          ----------

Fully Diluted:

     Weighted average number of common
          shares outstanding                      3,134,441           3,119,816           3,124,691           3,119,816
     Common equivalent shares:
          Dilutive stock options and warrants
            using the treasury stock method         229,687               6,641             212,261               8,158
                                                 ----------          ----------          ----------          ----------
                                                  3,364,128           3,126,457           3,336,952           3,127,974
                                                 ----------          ----------          ----------          ----------
                                                 ----------          ----------          ----------          ----------



The fully diluted calculation is submitted in accordance with Regulation S-K item 601 (b) (11), despite not being required by APB Opinion No. 15 because it results in dilution of less than 3%.

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